UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 16, 2003

SHALLBETTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-31297	41-1961936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 West Georgia Street, #1305 Vancouver, British Columbia, Canada	V6E 3V7
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (604) 685-9316

4750 Table Mesa Drive, Boulder, Colorado 80305

(Former name or former address, if changed since last report)

Item 8.         Change in Fiscal Year.

The Company completed a share exchange transaction with Logistics Resources Limited, a British Virgin Islands corporation, on September 24, 2003. The acquisition resulted in a change in control of the Company and for financial reporting purposes will be treated as a reverse acquisition and recapitalization of Logistics Resources Limited.

The Company's acquisition of Logistics was disclosed in a Current Report on Form 8-K, dated September 24, 2003, which was filed with the Securities and Exchange Commission on September 24, 2003, and which is incorporated herein by reference.

In conjunction with the acquisition of Logistics, on December 16, 2003, the Company's Board of Directors elected to change its fiscal year end from December 31 to September 30. A transition report will be filed on Form 10KSB for the period from January 1, 2003 to September 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHALLBETTER INDUSTRIES, INC.

By: /S/ TERRY W. WONG
Terry W. Wong, President

Date: December 18, 2003